EXHIBIT 10.13

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS OF

STELLARONE CORPORATION

The following are the base salaries (on an annual basis) in effect as of January 1, 2008 of the current named executive officers of StellarOne Corporation:

O. R. Barham, Jr. Chairman and Chief Executive Officer	$342,000

Jeffrey W. Farrar Executive Vice President and Chief Financial Officer	$185,000

Litz Van Dyke Executive Vice President and Chief Operating Officer	$212,959

James T. Huerth President and Chief Executive Officer, Planters Bank & Trust Company of Virginia	$199,134

Richard L. Saunders Chief Credit Officer	$149,620